Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 26, 2017, relating to the Financial Statements of The Dow Chemical Company Employees’ Savings Plan as of December 31, 2016 and 2015 and for the year ended December 31, 2016, appearing in the Annual Report on Form 11-K of The Dow Chemical Company Employees’ Savings Plan.

 /s/ Plante & Moran, PLLC

 Flint, Michigan

 September 1, 2017